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                                                                   EXHIBIT 10.21


                                     SECOND
                          AMENDMENT TO LEASE AGREEMENT


         This Amendment, effective July 1, 1999, entered into by and between ELLSWORTH REALTY, L.L.C., a Georgia limited liability company (herein referred to as the "Landlord") and K&G MEN'S CENTER, INC., a Georgia corporation (herein refereed to as the "Tenant").

         In consideration of ten and no/100 Dollars ($10.00) paid by each party hereto to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease Agreement between Landlord and Tenant dated November 20, 1995, as amended by the original parties thereto by Amendment dated November 29, 1995 (herein referred to collectively as the "Lease") for 1225 Chattahoochee Avenue, Atlanta, Georgia 30318/1750 Ellsworth Industrial Boulevard, Atlanta, Georgia 30318 ("Premises") is to be further amended by providing that the portion of the building outlined in red on EXHIBIT "A" attached hereto and made a part hereof containing approximately 20,000 square feet of gross leaseable area (herein referred to as the "Additional Space") shall, as of July 1, 1999, be a part of the Premises and, for such purpose, Landlord hereby leases to Tenant and Tenant hereby takes from Landlord the Additional Space "as-is", on the following terms and conditions:

         1. Term. Subject to the terms and conditions hereinafter set forth, the Additional Space shall be included as part of the Premises and subject to the terms of the Lease beginning on July 1, 1999. Tenant shall have the right of possession of the Additional Space as of the date hereof. From and after July 1, Tenant shall have the same rights and options with respect to the Additional Space as it has with respect to the Premises.

         2. Rent. Beginning on July 1, 1999, Tenant agrees to pay to Landlord, as annual rent for the Additional Space during the Lease Term, without notice, demand, deduction or offset, the sum of Sixty Thousand Eight Hundred and No/100 Dollars ($60,800.00). Landlord agrees that Tenant shall pay the annual rent in advance, in equal monthly installments of Five Thousand Sixty-Six and 67/100 Dollars (5,066.67) on the first
                  (1st) day of each month during the Lease Term, commencing July 1, 1999. The annual rent for the Additional Space shall be adjusted at the same time the annual rent is adjusted for the Premises on a stand alone basis pursuant to Paragraph 3 (c) of the Lease.

         3. General. All other terms of the Lease shall apply to the Additional Space.

         This Lease, as amended, hereby, is hereby ratified and confirmed in all other respects.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals, effective July 1, 1999.

         TENANT:                            LANDLORD:

         K&G MEN'S CENTER, INC.             ELLSWORTH REALTY, L.L.C.
         A Georgia corporation              a Georgia limited liability company

         By:      /s/ BRADLEY M. BELL       By:      /s/ JOHN C. DANCU
            -----------------------------      --------------------------------
         Title:   Vice President Finance    Its:     Member
               --------------------------       -------------------------------

                                                     [CORPORATE SEAL]


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                                                                       EXHIBIT A


                                    [DIAGRAM]